Exhibit 10.17

TransUnion Holding Company, Inc.

c/o Goldman Sachs Capital Partners VI Fund, L.P.

200 West Street

New York, New York 10282

Attn: Sumit Rajpal

and

c/o Advent International Corporation

75 State Street, 29th Floor

Boston, Massachusetts 02109

Attn: Christopher Egan

April 30, 2012

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attn: Sumit Rajpal

Advent International Corporation

75 State Street

Boston, MA 02109

Attn: Christopher Egan

Ladies and Gentlemen:

This letter agreement (the “Consulting Agreement”) serves to confirm the retention by TransUnion Holding Company, Inc. (f/k/a Spartan Parent Holdings Inc.) (“Parent”) of each of Goldman, Sachs & Co. (“GS Service Provider”) and Advent International Corporation (“Advent Service Provider”, together with the GS Service Provider, the “Service Providers” and each, a “Service Provider”) to provide management, consulting and financial services to Parent and its divisions and subsidiaries (collectively, the “Group”), as follows:

1. Parent has retained the Service Providers, and each Service Provider hereby agrees to accept such retention, to provide to the Group, when and if called upon, such services as mutually agreed by the Service Providers and Parent, which services may include: (i) general executive and management services; (ii) identification, support, negotiation and analysis of acquisitions and dispositions by the Group; (iii) support, negotiation and analysis of financing alternatives, including in connection with acquisitions, capital expenditures and refinancing of existing indebtedness; (iv) finance functions, including assistance in the preparation of financial projections and monitoring of compliance with financing agreements; (v) human resources functions, including searching and recruiting of executives, but excluding formulation or promulgation of personnel policies or involvement in personnel decision making; and (vi) other services for the Group upon which Parent and each of the Service Providers may agree from time to time. Parent will be responsible for determining the manner in which such services will be used, and neither Service Provider will be liable in respect of any decisions made by Parent as a result of providing the services hereunder. Commencing on the date hereof (the “Effective Date”), Parent agrees to pay the Service Providers (or such affiliate(s) as any such Service Provider may designate) an aggregate annual fee (the “Advisory Fee”) in an amount equal to $500,000 (five hundred thousand dollars), which amount shall increase by 5% annually, payable in equal quarterly installments in arrears at the end of each fiscal quarter. The initial quarterly installment of the Advisory Fee shall be on September 30, 2012 (and no portion of the Advisory Fee shall be payable in respect of the period from the Effective Date through June 30, 2012). The final quarterly installment of the Advisory Fee shall be pro rated to reflect the portion of the final fiscal quarter prior to the end of the term of this Consulting Agreement, as applicable. The Advisory Fee shall be payable regardless of the level of services actually provided during any fiscal quarter and shall not be refundable under any circumstances. The Service Providers shall split each installment of the Advisory Fee so that each Service Provider shall receive a portion of such installment equal to its Sharing Percentage (as defined below) of such installment. For purposes of this Consulting Agreement, the term “Sharing Percentage” of a Service Provider means (i) with respect to the GS Service Provider, 50.00% and (ii) with respect to the Advent Service Provider, 50.00%. The Service Providers and Parent acknowledge that the respective Sharing Percentage of the Service Providers as of the Effective Date result in a split of the Advisory Fee as follows: (i) to the GS Service Provider, a portion of the Advisory Fee equal to $250,000 (two hundred fifty thousand dollars) and (ii) to the Advent Service Provider, a portion of the Advisory Fee equal to $250,000 (two hundred fifty thousand dollars).

2. From time to time after the Effective Date, the Service Providers may charge Parent a customary fee for services rendered in connection with securing, structuring and negotiating equity and debt financing, including, with respect to any acquisition, divestiture or other transaction, initial public offering, or a debt or equity financing, in each case, by or involving the Group (it being understood that no such fee shall be payable by Parent to the Service Providers pursuant to this paragraph 2 in connection with the transactions contemplated by the Merger Agreement). For the avoidance of doubt but subject to Section 3.2 of the Major Stockholders’ Agreement (as defined below), the Group may, from time to time after the Effective Date, engage one or more of the Service Providers or their affiliates to provide additional investment banking or other financial advisory services in connection with any acquisition, divestiture or similar transaction by the Group, in respect of which (i) separate agreements may be entered into and (ii) such Service Providers or their affiliates may be entitled to receive additional compensation in respect thereof pursuant to such separate agreements.

3. In addition to any fees that may be payable to the Service Providers under this Consulting Agreement, Parent shall, or shall cause one or more of its affiliates to, on behalf of itself and the other members of the Group (subject to paragraph 4), reimburse the Service Providers and their affiliates and their respective employees and agents, from time to time upon request, for all reasonable out-of-pocket expenses incurred, including unreimbursed out-of-pocket expenses incurred prior to the date hereof, in connection with this retention or transactions contemplated by the Merger Agreement, including travel expenses and expenses of any legal, accounting or other professional advisors to the Service Providers or their affiliates. The Service Providers may submit monthly expense statements to Parent or any other member of the Group for such out-of-pocket expenses, which statements shall be payable within thirty days. Nothing in this paragraph 3 shall limit any obligations of Parent to reimburse any costs and expenses to the Service Providers, their subsidiaries or affiliates as provided in the Major Stockholders’ Agreement of Parent, dated as of the date hereof, among the parties thereto, as the same may be amended from time to time (the “Major Stockholders’ Agreement”).

4. Parent (on behalf of itself and the other members of the Group) hereby acknowledges and agrees that the obligations of Parent under paragraphs 1 -3 shall be borne jointly and severally by each member of the Group. Without limitation to the foregoing, the parties hereto acknowledge that Parent may designate the Company to make the payments included herein on behalf of Parent. Each Service Provider may from time to time designate that any amounts payable under this Consulting Agreement be paid directly to an Affiliate of such Service Provider. Such designation shall be made by providing written notice to Parent.

5. Parent will, and will cause each member of the Group to, use its reasonable best efforts to furnish, or to cause their respective subsidiaries and agents to furnish, the Service Providers with such information (the “Information”) as the Service Providers reasonably believe appropriate to their engagement hereunder. The Service Providers will keep the Information confidential in accordance with the confidentiality provisions of the Major Stockholders’ Agreement. Parent acknowledges and agrees that (i) the Service Providers will rely on the Information and on information available from generally recognized public sources in performing the services contemplated hereunder and (ii) the Service Providers do not assume responsibility for the accuracy or completeness of the Information or such other information.

6. Any advice or opinions provided by the Service Providers may not be disclosed or referred to publicly or to any third party (other than the Group’s legal, tax, financial or other advisors), except in accordance with the prior written consent of the Service Providers.

7. Parent (on behalf of itself and the other members of the Group) hereby grants the Service Providers and their affiliates a non-exclusive license to use Parent’s and/or other members of the Group’s trademarks and logos, solely in connection with describing the Service Providers’ relationship with Parent and the other members of the Group.

8. Each Service Provider shall act as an independent contractor. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto, their respective successors and assigns and, with respect to paragraph 14, the Service Provider Affiliates (as defined below); provided that (i) neither this Consulting Agreement nor any right, interest or obligation hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other parties hereto and (ii) any assignment by a Service Provider of its rights but not the obligations under this Consulting Agreement to any entity directly or indirectly controlling, controlled by or under common control with such Service Provider shall be expressly permitted hereunder and shall not require the prior written consent of the other parties hereto. Nothing in this Consulting Agreement, expressed or implied, is intended to confer on any person any rights or remedies under or by reason of this Consulting Agreement other than (i) the parties hereto and their respective successors and assigns and (ii), with respect to paragraph 14, the Service Provider Affiliates. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Consulting Agreement, expressed or implied, is intended to confer on any present or future holders of any securities of Parent or its subsidiaries or affiliates, or any present or future creditor of Parent or its subsidiaries or affiliates, any rights or remedies under or by reason of this Consulting Agreement or any performance hereunder.

9. This Consulting Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules of such state. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) or the Federal courts located in the State of Delaware and not in any other State or Federal courts located in the United States of America or any court in any other country, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form

10. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telecopier or hand delivery:

If to Parent:

Goldman Sachs Capital Partners VI Fund, L.P.

200 West Street

New York, New York 10282

Attn: Sumit Rajpal

Facsimile No.: (212) 357-5505

and

Advent International Corporation

75 State Street, 29th Floor

Boston, Massachusetts 02109

Attn: Christopher Egan; James Westra

Facsimile No.: (617) 951-0568

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: John D. Amorosi

Facsimile No.: (212) 701-5010

If to the GS Service Provider:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attn: Sumit Rajpal

Facsimile No.: (212) 357-5505

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: John D. Amorosi

Facsimile No.: (212) 701-5010

If to the Advent Service Provider:

Advent International Corporation

75 State Street

Boston, MA 02109

Attn: Christopher Egan

    James Westra

Facsimile: (617) 951-0566

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, Floor 34

Boston, MA 02110

Attn: Marilyn French

Facsimile No: (617) 772-8333

or to such other address as any of the above shall have designated in writing to the other above. All such notices and communications shall be deemed to have been given or made (i) when delivered by hand, (ii) five business days after being deposited in the mail, postage prepaid or (iii) when telecopied, receipt acknowledged.

11. This Consulting Agreement shall continue in effect until the tenth anniversary of the Effective Date, unless amended or terminated by mutual consent. In addition, immediately following (i) the consummation of a Company Sale (as defined in the Major Stockholders’ Agreement) in accordance with the consent rights in the Major Stockholders’ Agreement, (ii) the consummation of an IPO (as defined in the Major Stockholders’ Agreement) in accordance with the consent rights in the Major Stockholders’ Agreement (other than those provisions relating to registration rights and post-IPO transfers or (iii) termination of the Major Stockholders’ Agreement by agreement of the Investors (as defined in the Major Stockholders’ Agreement) party thereto, this Consulting Agreement shall automatically terminate. In the event of such a termination of this Consulting Agreement pursuant to clauses (i) or (ii) of the preceding sentence, Parent shall upon such termination pay in cash to each Service Provider all unpaid Advisory Fees payable to such Service Provider hereunder and all expenses due under this Consulting Agreement to such Service Provider with respect to periods prior to the termination date.

12. Each party hereto represents and warrants that the execution and delivery of this Consulting Agreement by such party has been duly authorized by all necessary action of such party.

13. If any term or provision of this Consulting Agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Consulting Agreement invalid or unenforceable in any respect.

14. Each party hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise)

related to or arising out of the retention of the Service Providers pursuant to, or the performance by the Service Providers of the services contemplated by, this Consulting Agreement.

15. It is expressly understood that the foregoing paragraphs 2-3 (with respect to any unpaid fees accrued prior to termination), 6 — 9 and 11 — 16, in their entirety, survive any termination of this Consulting Agreement.

16. Neither Service Provider makes any representations or warranties, express or implied, in respect of the services to be provided by it hereunder. Except in cases of fraud, gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction, none of the Service Providers, their respective affiliates or any of their respective employees, officers, directors, managers, partners, consultants, members, stockholders or their respective affiliates shall have any liability of any kind whatsoever to any member of the Group for (i) any act, alleged act, omission or alleged omission or (ii) any damages, losses or expenses (including special, punitive, incidental or consequential damages, lost profits and interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of services hereunder. Parent (on behalf of itself and the other members of the Group), by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person (other than the Service Providers) shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, manager, agent, consultants, affiliate or employee of the Service Providers (or any of their successors or permitted assignees), against any former, current or future general or limited partner, member or stockholder of the Service Provider (or any of its successors or permitted assignees) or any affiliate thereof or against any former, current or future director, officer, agent, consultants, employee, affiliate, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, the “Service Provider Affiliates”) whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue, of any statute, regulation or other applicable law, or otherwise.

17. This Consulting Agreement, the Major Stockholders’ Agreement and the Indemnification Agreement contain the complete and entire understanding and agreement between the Service Providers and Parent with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. Parent acknowledges and agrees that, other than in paragraph 12, none of the Service Providers makes any representations or warranties in connection with this Consulting Agreement or its provision of services pursuant hereto. Parent agrees that any acknowledgment or agreement made by Parent in this Consulting Agreement is made on behalf of Parent and the other members of the Group.

18. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Whenever the words “include,” “includes” or “including” are used in this Consulting Agreement they shall be deemed to be followed by the words “without limitation.”

[Remainder of page intentionally left blank]

If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this Consulting Agreement in the space provided therefor and return it to us, whereupon this Consulting Agreement shall constitute a binding agreement among us.

Very truly yours,

TRANSUNION HOLDING COMPANY, INC.

By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	President

[Signature Page to Consulting Agreement]

AGREED TO AND ACCEPTED BY:

GOLDMAN, SACHS & CO.

By:

By:	/s/ SUMIT RAJPAL
	Name:	SUMIT RAJPAL
	Title:	MANAGING DIRECTOR

ADVENT INTERNATIONAL CORPORATION

By:	/s/ Christopher Egan
	Name:	Christopher Egan
	Title:	Managing Director

[Signature Page to Consulting Agreement]